EXHIBIT 23.1

                         Consent Of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-77733) pertaining to the VTEL Corporation 1998 Restricted Stock Plan, the Registration Statement (Form S-8 No. 333-44533) pertaining to the VTEL Corporation 401(k) Plan, the Registration Statement (Form S-8 No. 333-48885)
pertaining  to the  VTEL  Corporation  1992  Director  Stock  Option  Plan,  the
Registration Statement (Form S-8 No. 333-28499) pertaining to the VTEL Corporation 1996 Stock Option Plan and the Registration Statement (Form S-8 No. 33-51822) pertaining to the VTEL Corporation 1989 Stock Option Plan, of our report dated August 25, 2000, with respect to the consolidated financial statements and schedule of VTEL Corporation included in the Annual Report (Form 10-K) for the year ended July 31, 2000.

                                                            /s/Ernst & Young LLP
                                                            --------------------

Austin, Texas
October 24, 2000